RAMP CORPORATION

and

COMPUTERSHARE TRUST COMPANY, INC.,
as Rights Agent

RIGHTS AGREEMENT

Dated as of May 27, 2004

RIGHTS AGREEMENT

         Rights Agreement, dated as of May 27, 2004 (this "Agreement"), between Ramp Corporation, a Delaware corporation (the "Company"), and Computershare Trust Company, Inc., a Colorado trust company (the "Rights Agent").

PREAMBLE

         The Board of Directors of the Company (the "Board") has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on June 4, 2004 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined).

         The Board has determined that approval of this Agreement and the distribution of the Rights are in the best interests of the Company and its stockholders and has also considered the effects upon the employees of the Company and its subsidiaries and the communities and society in which the Company and its subsidiaries operate and all other pertinent factors.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound hereby, the Company and the Rights Agent hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)  "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, after the date hereof, shall become the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, (iv) any Person who falls within the definition of an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding due to the repurchase of Common Shares by the Company unless and until such Person, after becoming aware that such Person has become an Acquiring Person as a result of such repurchase of Common Shares by the Company, acquires beneficial ownership of any additional Common Shares, and (v) any Person who qualifies as an Acquiring Person inadvertently, and who divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person.

(b)  "Act" shall mean the Securities Act of 1933, as amended.

(c)  "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) hereof.

(d)  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement.

(e)  A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

(i)  that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

(ii)  that such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange or (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security pursuant to this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)  which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(e)(ii)(B)) or disposing of any securities of the Company.

         Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(f)   "Agreement" shall have the meaning set forth in the first paragraph hereof.

(g)  "Board" shall have the meaning set forth in preamble hereof.

(h)   "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(i)  "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

(j)  "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $.001 per share, of the Company.  "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(k)  "Company" shall have the meaning set forth in the first paragraph hereof.

(l)  "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

(m)  "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

(n)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(o)  "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

(p)  "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

(q)  "Nasdaq" shall have the meaning set forth in Section 11(d)(i) hereof.

(r)  "Original Rights" shall have the meaning set forth in Section 1(e)(ii) hereof.

(s)  "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

(t)  "Preferred Shares" shall mean shares of Series B Participating Preferred Stock, par value $.001 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations, Preferences and Other Rights and Qualifications of Series B Participating Preferred Stock attached to this Agreement as Exhibit A.

(u)  "Purchase Price" shall have the meaning set forth in Section 4(a) hereof, as the same may be adjusted from time to time in accordance with the terms of this Agreement.

(v)  "Record Date" shall have the meaning set forth in the preamble hereof.

(w)  "Redemption Price" shall have the meaning set forth in Section 23 hereof.

(x)  "Right" shall have the meaning set forth in the preamble hereof.

(y)  "Rights Agent" shall have the meaning set forth in the first paragraph hereof.

(z)  "Rights Certificate" shall have the meaning set forth in Section 3(a) hereof.

(aa)           "Section 11(a)(ii) Event" shall have the meaning set forth in Section 11(a)(ii) hereof.

(bb)          "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

(cc)           "Section 13 Event" shall have the meaning set forth in Section 13(d) hereof.

(dd)          "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(ee)           "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

(ff)  "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(gg)           "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

(hh)           "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

(ii)  "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

(jj)  "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

         Certain additional terms used wholly within a subsequent Section of this Agreement shall have the meaning given to them in the relevant Section of this Agreement for purposes of such Section.

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

Section 3.  Issuance of Rights Certificates.  (a) Until the earlier of (i) the tenth Business Day after the Shares Acquisition Date or if the tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person, unless the Board has made the determination referred to in Section 11(a)(2) (including any such date that is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be "Rights Certificates") and not by separate Rights Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of the underlying Common Shares.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit B hereto (a "Rights Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein.  In the event an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(q) hereof, at the time of distribution of the Rights Certificate, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b)  As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.  With respect to certificates for Common Shares issued subsequent to the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, each such certificate will be issued with a Summary of Rights attached thereto.  Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificate for Common Shares in respect of which Rights have been issued, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c)  Rights shall be issued in respect of all Common Shares that are issued (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such Common Shares shall also be deemed to be Certificates for the associated Rights and shall bear the following legend:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Ramp Corporation and Computershare Trust Company, Inc., as Rights Agent, dated as of May 27, 2004 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Ramp Corporation.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  Ramp Corporation will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as defined in the Rights Agreement), whether currently held by or behalf of such Person or any subsequent holder may become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification for the issuance to such holder of the Rights in such jurisdiction shall not have been obtained or obtainable.

(d)  With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

Section 4.  Form of Rights Certificates.  (a) The Rights Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be traded, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (such exercise price per one-hundredth of a Preferred Share, as adjusted pursuant to this Agreement, the "Purchase Price"), but the amount and type of securities, cash or other assets that may be acquired upon exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)  Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights that are beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of an oral or written plan, agreement, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

         The absence of the foregoing legend on any Rights Certificates shall in no way affect any of the other provisions of this Agreement, including without limitation the provisions of Section 7(e).

Section 5.  Countersignature and Registration.  (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6.  Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.  (a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become void pursuant to Section 7(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase (or receive) a like number of one one-hundredths of a Preferred Share, or other securities, cash or other assets, as the case may be, as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.  Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e) and 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Company may require payment from the holder of the Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b)  Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.  (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Sections 9(d), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (except as provided in Section 11(p) hereof) with respect to the total number of one one-hundredths of a Preferred Share (or other securities, cash or other assets, as the case may be) as to which such surrendered Right are then exercisable (except as provided in Section 11(p) hereof), at or prior to the earliest of (i) 5:00 P.M., New York time, on May 26, 2014 (the "Final Expiration Date"), (ii) the consummation of a transaction contemplated by Section 13(d) hereof, or (iii) the time at which the Rights are redeemed or terminated as provided in Section 23 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

(b)  The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $40, and shall be subject to adjustment from time to time as provided in Sections 11 or 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)  Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Preference Share (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) and Section 14(b) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for the Preferred Shares) certificates for the total number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit some or all of the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Preferred Shares as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company will direct the depositary agent to comply with such request), (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, in lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made, at the election of the holder of the Rights Certificate, (x) in cash or by certified bank check or money order payable to the order of the Company or (y) by delivery of Rights if and to the extent authorized by Section 11(p) hereof. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(d)  In case the registered holder of any Rights Certificate shall exercise less than all of the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)  Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing oral or written plan, agreement, arrangement or Directors of the Company has determined is part of an oral or written plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

(f)  Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.  Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Preferred Shares; Registration of Securities. (a)  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(b)  The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares (or Common Shares and/or other securities as the case may be) upon the exercise of Rights.  The Company shall not, however, be required (i) to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or (ii) to issue or to deliver any certificates or depositary receipts for Preferred Shares (or Common Shares and/or other securities as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

(c)  The Company covenants and agrees that, so long as Preferred Shares or other securities issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange or automated quotation system, it shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance to be listed on such exchange or automated quotation system upon official notice of issuance upon such exercise.

(d)  The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as possible after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until no longer required to do so under the Act with respect to securities purchasable upon exercise of the Rights.  The Company will also take all such action as may be required or is appropriate under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate with respect to the securities purchasable upon the exercise of the Rights.  The Company may temporarily suspend for a period not to exceed 120 days after the date set forth in clause (i) of the first sentence of this Section 9(d), following the Distribution Date, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension of exercisability of Rights referred to in this paragraph, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall have not been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

Section 10.  Preferred Shares Record Date.  Each Person in whose name any certificate for Preferred Shares (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (and/or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (and/or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (and/or other securities) transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number and kind of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)  (i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.  If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)  In the event any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, any dividend reinvestment plan of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) alone or together with its Affiliates and Associates, shall, at any time after the date hereof, become an Acquiring Person, unless the event causing the Person to become an Acquiring Person is a Section 13 Event, or is an acquisition of Common Shares pursuant to a tender offer or an exchange offer for all outstanding Common Shares at a price and on terms determined by the Board, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to the stockholders and (b) otherwise in the best interests of the Company after taking into account all other factors which the Board deems relevant, then, promptly following the first occurrence of such event (such event, a "Section 11(a)(ii) Event"), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of Preferred Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for purposes of this Agreement) by 50% of the current per share market price (determined pursuant to Section 11(d) hereof) per Common Share on the date of such first occurrence (such number of Common Shares, the "Adjustment Shares").

(iii)  In the event that the number of Common Shares that are authorized but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing Section 11(a)(ii), the Board shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, preferred shares or one one-hundredths of Preferred Shares, which the Board has deemed to have the same value as Common Shares (such shares, "common share equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value determined by the Board equal to the Current Value; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board determines in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that action should be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action, to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. The Company shall make a public announcement when the exercisability of the Rights has been temporarily suspended, and again when such suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any common share equivalents shall be deemed to have the same value as the Common Shares on such date.

(iv)  If the rules of the national securities exchange, registered as such pursuant to Section 6 of the Exchange Act, or of the national securities association, registered as such pursuant to Section 15A of the Exchange Act, on which the Common Shares are principally traded would prohibit such exchange or association from listing or continuing to list, or from authorizing for or continuing quotation and/or transaction reporting through an inter-dealer quotation system, the Common Shares or other equity securities of the Company if the Rights were to be exercised for Common Shares in accordance with subparagraph (ii) of this Section 11(a) because such issuance would nullify, restrict or disparately reduce the per share voting rights of holders of Common Shares or for any other reason, the Company shall: (A) determine the Spread and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) equity securities of the Company, including, without limitation, "common stock equivalents", other than securities which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of Common Shares or otherwise cause the prohibition described above, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board to be equal to the Current Value; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Section 11(a)(ii) Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, cash having an aggregate value equal to the Spread. To the extent that the Company determines that an action needs to be taken pursuant to the first sentence of this Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights, but not longer than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  The Company shall make a public announcement when the exercisability of the Rights has been temporarily suspended, and again when such suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any "common share equivalent" shall be deemed to have the same value as the Common Shares on such date.

(b)  In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)  In case the Company shall fix a record date for a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, (other than a regular quarterly cash dividend paid out of the earnings or retained earning of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in capital stock other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date, by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)  (i)  For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of such Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board.  If on any such date no market maker is making a market in shares of such Security, the fair value of such shares on such date is determined in good faith by the Board.  The term "Trading Day" shall mean a day on which the principal national securities exchange or automated quotation system on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange or automated quotation system, a Business Day.  If shares of such Security are not publicly held or not so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii)  For the purpose of any computation hereunder, the "current per share market price of the Preferred Shares" shall be determined in accordance with the method set forth above in Section 11(d)(i) (other than the last sentence thereof). If the current per share market price Preferred Shares cannot be determined in accordance with the method above or if the Preferred Shares are not publicly held or listed or traded in a manner described in Section 11(d)(i), the "current Preferred Share market price" of Preferred Shares shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current per share market price of the Common Shares.  If neither the Common Stock nor the Preferred Shares are publicly held or so listed or traded, "current per share market price of Preferred Shares" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current per share market price" of one one-hundredth of a Preferred Share shall be equal to the "current per share market price" of one Preferred Share divided by 100.

(e)  Anything to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment or (ii) the Expiration Date.

(f)  If as a result of an adjustment made pursuant to Section 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)  Unless the Company shall have made the election provided below in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)  The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth of a Preferred Share) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all of the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)  Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share that were expressed in the initial Rights Certificates issued hereunder.

(k)  Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)  Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in their good faith judgment of the Board shall determine to be advisable in order that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

(n)  The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o)  The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)  In the event that the Rights become exercisable following a Section 11(a)(ii) Event, the Company, by action of the Board, may permit the Rights, subject to Section 7(e) hereof, to be exercised for 50% of the Common Shares (or cash or other securities or assets to be substituted for the Adjustment Shares pursuant to Section 11(a)(iii)) that would otherwise be purchasable under Section 11(a), in consideration of the surrender to the Company of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this Section 11(p) shall be deemed to have been exercised in full and shall be canceled.

(q)  Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) subdivide, combine or consolidate the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately prior to the occurrence of such event and the denominator of which is the number of Common Shares outstanding immediately following the occurrence of such event.  The adjustments provided for in this Section 11(q) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, each holder of a certificate representing Common Shares) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  (a)  In the event that, following the Shares Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case and except as contemplated by Section 13(d), proper provision shall be made so that:

(i)  each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable common stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one-one hundredths of a Preferred Share for which a Right is exercisable by such holder immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of such Section 11(a)(ii) Event by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current per share market price (determined pursuant to Section 11(d)(i) hereof with respect to the Common Shares) per Common Share of such Principal Party on the date of consummation of such Section 13 Event;

(ii)  such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii)  the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(iv)  such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and

(v)  the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b)  "Principal Party" shall mean

(i)  in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii)  in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

         provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person, and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have so registered, "Principal Party" shall refer to whichever of Persons is the issuer of the Common Shares having the greatest aggregate market value, or (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)  The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its common stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in Section 13(a), the Principal Party at its own expense will:

(i)  prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

(ii)  take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii)  deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable solely in the manner described in Section 13(a).

(d)  Notwithstanding anything in this Agreement to the contrary, Section 13 (other than this Section 13(d)) shall not be applicable to, and the term "Section 13 Event" shall not include, a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares with respect to which the Board made the determination referred to in Section 11(a)(ii) hereof (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender or exchange offer. Upon consummation of such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

(e)  In the event that the Rights become exercisable under Section 13(a) (except as provided in Section 13(d)), the Company, by action of the Board, may agree with the Principal Party that the Principal Party shall permit the Rights to be exercised for 50% of the Common Shares of the Principal Party that would otherwise be purchasable under Section 13(a), in consideration of the surrender to the Principal Party, as the successor to the Company under Section 13(a)(ii), of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this Section 13(e) shall be deemed to have been exercised in full and shall be canceled.

Section 14.  Fractional Rights and Fractional Shares.  (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)  The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share.  For the purposes of this Section 14(b), the current market value of one Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise, however, that if the closing price of the Preferred Shares cannot be so determined, the closing price of the Preferred Shares for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of the Common Shares (determined pursuant to the second sentence of Section 11(d)(i) hereof) for such Trading Day multiplied by 100 (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement.

(c)  Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares.  In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share.  For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(d)  The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

Section 15.  Rights of Action.  All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Sections 18 through 21 inclusive hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16.  Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)  prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b)  after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)  subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d)  notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.  Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending against any claim of liability in the premises.

(b)  The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.  (a)  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)  In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)  The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)  Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)  The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith, willful misconduct or breach of its duties hereunder.

(d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except its countersignature on such Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)  The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)  The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)  The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

(j)  No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)  If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' prior written notice mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of record of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent for any reason upon thirty (30) days' prior written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of the State of Delaware (or of any other state of the United States so long as such entity is authorized to do business in the State of Delaware and is in good standing, is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and is subject to supervision or examination by federal or state authority) and that has at the time of its appointment as Rights Agent a combined capital and surplus adequate in the judgment of the Board to assure the performance of its duties hereunder and the protection of the interests of the Company and the holders of Rights, or (b) an Affiliate of a corporation described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail by first-class mail notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance and sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise or conversion of securities issued prior to the Distribution Date that are exercisable for, or convertible into Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment otherwise shall have been made in lieu of the issuance thereof.

Section 23.  Redemption. (a)  The Board may, at its option, at any time prior to 5:00 p.m., Eastern time, on the earlier of (i) the tenth Business Day following the Shares Acquisition Date, subject to extension by the Board for a period of time up to, but not exceeding, ten additional days, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price either in Common Shares (based on the "current per share market price", as defined in Section 11(d) hereof, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board; provided, however, if, following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, (i) an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or a series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event or the Company shall have issued additional equity securities, in either instance such that such Person is thereafter a Beneficial Owner of 20% or less of the outstanding Common Shares, and (ii) there is no other Acquiring Person immediately following the occurrence of the event described in clause (i), then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23.  The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding anything in this Agreement to the contrary, no Rights may be exercised at any time that the Rights are subject to redemption in accordance with the terms of this Agreement.

(b)  Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Promptly after the action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all of the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

(c)  At any time following the Shares Acquisition Date, the Board may relinquish the right to redeem the Rights under this Section 23 by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the rights of the Board to redeem the Rights shall terminate without further action and without any notice.  Promptly after adoption of such a resolution, the Company shall publicly announce such action; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the action of the Board.  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

(d)  In deciding whether or not to exercise the Company's right of redemption hereunder, the directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

Section 24.  Exchange. (a)  The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b)  Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)  In the event that there shall not be sufficient Common Shares authorized and unissued or held in the Company's treasury to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights or make adequate provision to substitute (i) cash, (ii) other equity securities of the Company, (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, having an aggregate value equal to such insufficiency where such aggregate value has been determined by a majority of the Board.

(d)  The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares.  In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.  Notice of Certain Events.  (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

(b)  Upon the occurrence of a Section 11(a)(ii) Event, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of the Section 11(a)(ii) Event to holders of Rights, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Preferred Shares and/or, if appropriate, other securities.

Section 26.  Notices. Any notice or demand required or authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Ramp Corporation
33 Maiden Lane
Fifth Floor

New York, New York 10038
Attn: Andrew Brown

         Subject to the provisions of Section 21 hereof, any notice or demand required or authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                        Computershare Trust Company, Inc.

                        350 Indiana Street

Suite 800

Denver, Colorado 80401

Attention: Corporate Actions

         Any notice or demand required or authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.  Supplements and Amendments.  (a) Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Common Shares of the Company. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).  Upon delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity of any supplement or amendment adopted by the Company, any of which shall be effective in accordance with the terms thereof. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment that materially adversely affects the rights or duties of the Rights Agent under this Agreement shall be effective without the consent of the Rights Agent.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interest of the holders of the Company's Common Stock.

(b)  In deciding whether or not to supplement or amend this Agreement, the directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and they may consider the effects of any action upon employees, suppliers and customers of the Company and upon communities in which offices or other establishments of the Company and its Subsidiaries are located, and other pertinent factors.

Section 28.  Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Determinations and Actions by the Board of Directors, etc.  For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or supplement the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or any members of the Board to any liability to the holders of the Rights.

Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

Section 31.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, for any purpose or under any set of circumstances or as applied to any Person, such invalid, void or unenforceable term, provision, covenant or restriction shall continue in effect to the maximum extent possible for all other purposes, under all other circumstances and as applied to all other Persons; the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board.

Section 32.  Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33.  Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.  Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date first above written.

RAMP CORPORATION By: /s/ Andrew Brown____________ Name: Andrew Brown Title: Chairman of the Board, Chief Executive Officer and President

COMPUTERSHARE TRUST COMPANY, INC.

By:        /s/ John M. Wahl_____________

Name:   John M. Wahl

Title:     Corporate Trust Officer

By:       /s/ Theresa Henshaw___________

Name:  Theresa Henshaw

Title:    Operations Manager - Trust Officer

         Exhibit A

FORM OF
CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND OTHER RIGHTS AND QUALIFICATIONS OF
SERIES B PARTICIPATING PREFERRED SHARES

OF

RAMP CORPORATION

         Ramp Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Restated Certificate of Incorporation of the Company, and pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, the Board has duly determined that 1,800,000 shares of Preferred Stock, par value $.001 per share, shall be designated "Series B Participating Preferred Shares," and to that end the Board has adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the Series B Participating Preferred Shares, which resolution is as follows:

         RESOLVED, that the Company's Certificate of Designations, Preferences and Other Rights and Qualifications of Series B Participating Preferred Shares dated May 26, 2004 ("Certificate of Designations") be and is hereby authorized and approved, which Certificate of Designations shall be filed with the Delaware Secretary of State in the form as follows:

         Section 1.  Designation, Amount and Par Value.  The series of Preferred Stock shall be designated as "Series B Participating Preferred Stock" (the "Series B Preferred Stock"), and the number of shares so designated shall be 1,800,000.  The Series B Preferred Stock shall have a par value of $.001 per share. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series B Preferred Stock.

         Section 2.  Dividends and Distributions.

                                   (A)  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preferred to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock.  In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or subdivide, combine or consolidate the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)  The Company shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                   (C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issuance of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issuance of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series B Preferred Stock in an amount less than the aggregate amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3.  Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                                   (A)  Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company.  In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or subdivide, combine or consolidate the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                   (B)  Except as otherwise provided herein, in any other Certificate of Designations or amendment or restatement of the Company's Restated Certificate of Incorporation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                                   (C)  Except as set forth in the Company's Restated Certificate of Incorporation or herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Reacquired Shares.  Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

         Section 5.  Liquidation, Dissolution or Winding Up.

                                   (A)  Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received, subject to adjustment as hereinafter provided in Section 5(B) below, the greater of either (a)  $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) 100 times the aggregate amount per share to be distributed to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                                   (B)  In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or subdivide, combine or consolidate the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1)(b) of Section 5(A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 6.  Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or subdivide, combine or consolidate the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7.  No Redemption. The shares of Series B Preferred Stock shall not be redeemable.

         Section 8.  Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.

         Section 9.  Amendment. The Restated Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect such powers, preferences, or special rights adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

         Such resolution was signed by the Chairman of the Board and Chief Executive Officer and by the Executive Vice President and Secretary of the Company.

                        Dated:  May 27, 2004

By: _______________________________
Name:  Andrew Brown

Title:    Chairman of the Board and Chief Executive Officer

By:________________________________
Name:  Mitchell M. Cohen
Title:    Executive Vice President and Secretary

         Exhibit B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-_______________	Number of Rights_______________

         NOT EXERCISABLE AFTER MAY 26, 2014 OR AFTER EARLIER REDEMPTION BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] *

Rights Certificate

RAMP CORPORATION

         This certifies that ________________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 27, 2004 (the "Rights Agreement"), between Ramp Corporation, a Delaware corporation (the "Company"), and Computershare Trust Company, Inc., a Colorado trust company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M., Eastern time, on May 26, 2014 (or such later date as the Board of Directors of the Company (the "Board") may designate by amendment of the Rights Agreement) at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series B Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Company, at a purchase price of $40 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and Certificate duly executed.  Except as provided in Sections 11(p) and 13(e) of the Rights Agreement, the Purchase Price shall be paid in cash.  The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of May 27, 2004, based on the Preferred Shares as constituted at such date.

         All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

         As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         Except as otherwise provided in the Rights Agreement, upon the occurrence of any Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Section 11(a)(ii) Event.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitation of rights include the temporary suspension of the exercisability of such Rights under certain circumstances set forth in the Rights Agreement.  Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are available upon written request to the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.001 per Right at any time prior to the close of business on the tenth day following the Shares Acquisition Date.

         No fractional Preferred Shares shall be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at a meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated:              ,     .

ATTEST:                                                         RAMP CORPORATION

                                                                        By________________________________

Countersigned:

COMPUTERSHARE TRUST COMPANY, INC.

By__________________________
 Authorized Officer

By__________________________
 Authorized Officer

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the Rights Certificate)

         FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto___________________________________________________________________

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and  interest therein, and does hereby irrevocably constitute and  appoint ___________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company,  with full power of substitution.

Dated: _______________________

______________________________
Signature

Signature Guaranteed:

Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (2)  the Rights evidenced by this Rights Certificate [  ] are [ ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

          (3)  after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _______________

_____________________________
Signature

NOTICE

         The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Form of Reverse Side of Rights Certificate - continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Rights Certificate.)

         To: RAMP CORPORATION

         The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of and delivered to:

(Please insert social security
or other tax identifying number)

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

(Please insert social security
or other tax identifying number)

(Please print name and address)

Dated: _______________________

_________________________________
                         Signature

Form of Reverse Side of Rights Certificate -- continued

         Signature Guaranteed:

         ___________________

         ___________________

Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

(1)  the Rights evidenced by this Rights Certificate [  ] are [ ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

 (2)  after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _________________

______________________________
            Signature

NOTICE

         The signature in the Form of Election to Purchase and Certificate, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Exhibit C

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES

         On May 25, 2004, the Board of Directors of Ramp Corporation (the "Company") approved the issuance of one preferred share purchase right (a "Right") for each outstanding common share, par value $.001 per share (the "Common Shares"), of the Company.  Stockholders of record on June 4, 2004 (the "Record Date") will receive the Rights.  Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from the Company one one-hundredth of a share of Series B Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Company at a price of $40.00 per one one-hundredth of a Preferred Share, subject to adjustment under certain circumstances (the "Purchase Price").  The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of May 27, 2004, between the Company and Computershare Trust Company, Inc., as Rights Agent (the "Rights Agent").

         Initially, ownership of the Rights will be evidenced by the Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. In certain circumstances, the Rights will separate from the Common Shares at the close of business on the date that is the earlier of the tenth business day following (i) a public announcement that a person or group of affiliated or associated persons  (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares (the "Shares Acquisition Date"), or (ii) the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding Common Shares, unless the transaction is a tender offer or exchange offer for all Common Shares of the Company and the Board of Directors of the Company (the "Board") has determined that the price is fair to the stockholders of the Company and the transaction is otherwise in the best interest of the Company (the "Distribution Date").  Until the Distribution Date, (a) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (b) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 26, 2014, unless (i) the Rights Agreement is extended by the Board by the amendment of the Rights Agreement, (ii) the Rights are earlier redeemed by the Company as described below or (iii) a transaction under Section 13(d) of the Rights Agreement (relating to consolidation, merger or sale or transfer of assets or earning power) shall have occurred.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Rights may be issued after the Distribution Date and prior to their redemption or expiration only in cases approved by the Board or in connection with the exercise of stock options, stock appreciation rights, grants or awards that are outstanding on the Distribution Date under any benefit plan or arrangement for employees or directors.

         Except in the circumstances described below, after the Distribution Date each Right will be exercisable for one one-hundredth of a Preferred Share.  Each one one-hundredth of a Preferred Share carries voting rights that are intended to approximate the equivalent of one Common Share.  The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company.  In lieu of issuing certificates for fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay cash representing the current market value of the same fraction of a Preferred Share.

         Subject to certain conditions, upon the occurrence of a person becoming an Acquiring Person, the Rights of the Acquiring Person and certain transferees of the Acquiring Person will be void.  In addition, each other holder of a Right (with certain exceptions) will have the right to receive, upon exercise thereof at the current Purchase Price in accordance with the terms of the Rights Agreement, in lieu of a number of Preferred Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of such event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right) by 50% of the current per share market price per Common Share on the date of such first occurrence.  Notwithstanding any of the foregoing, the Rights will be exercisable following the Shares Acquisition Date only when the Rights are no longer redeemable by the Company as discussed below.

         At any time after a Person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Shares, the Board may exchange all or part of the Rights (other than Rights held by such Person or group which may have become void), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right.

         At any time during the ten days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Such ten-day redemption period may be extended by the Board so long as the Rights are still redeemable. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

         In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger with a subsidiary of the Company in circumstances where the benefits of the Rights will not be substantially diminished), or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a valid Right shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to twice the exercise price of the Right based on average market price of such shares during the 30 trading days immediately prior to the consummation of the merger or sale (that is, at a price per share equal to one-half of their average market price during such 30 prior trading days). Again, provision is made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable.

         The Purchase Price payable and the number of one one-hundredths of a Preferred Share or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) if holders of the Common Shares are granted certain rights or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         Any of the provisions of the Rights Agreement may be amended by the Board so long as the Rights are redeemable by the Board except to reduce the redemption price. After such time, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement.

         While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of an acquiring company as set forth above.

         A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, the full text of which is incorporated herein by reference.

* The bracketed portion of the legend shall be inserted only if applicable and shall replace the preceding sentence.